UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2011

MIMEDX GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-52491	26-2792552
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Livingston Court, Suite B Marietta, GA	30067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 384-6720

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

  (a)   On March 18, 2011, the Board of Directors of MiMedx Group, Inc. approved and adopted amendment No. 2 (the “Amendment”) to the MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan (the “Plan”). The Amendment increased the aggregate number of shares of common stock available for issuance under the Plan from 8,500,000 to 9,500,000. The Company’s Board of Directors intends to submit the Amendment to the Company’s shareholders for approval at the next Annual Meeting of Shareholders to be held in the second quarter 2011. A copy of the Amendment is attached hereto as Exhibit No. 10.1

Item 5.02   Compensatory Arrangements of Certain Officers.

Increase in Base Salary of Chief Financial Officer

  (e)   Also on March 18, 2011, the Compensation Committee of the Board of Directors approved an increase in the base salary of the Chief Financial Officer to $200,000, effective January 15, 2011, to coincide with the one-year anniversary date of Mr. Senken’s employment.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Amendment No. 2 to the MiMedx Group, Inc. 2006 Assumed Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: March 23, 2011

By: /s/ Michael J. Senken
Michael J. Senken, Chief Financial Officer

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